Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE NOTE PURCHASE AGREEMENT.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EXEMPTION THEREFROM UNDER SUCH ACT.

ACRES COMMERCIAL REALTY CORP.

8.625% Senior Secured Note due July 31, 2031

No.

CUSIP No. 00489QAB8

$

ACRES Commercial Realty Corp., a Maryland corporation (“Issuer”), for value received, promises to pay Cede & Co., or registered assigns, the principal amount of ($ ) on July 31, 2031, with interest (computed on the basis of a 360-day year of twelve 30-day months) from the date hereof at the rates, on the dates and in the manner specified in the Note Purchase Agreement referred to below; provided that in no event shall the amount paid or agreed to be paid as interest and premium on this Note exceed the highest lawful rate permissible under any law applicable thereto. Notwithstanding anything to the contrary contained herein, all accrued and unpaid interest shall be paid in cash on maturity. Payments of principal and interest hereon shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Note Purchase Agreement hereinafter referred to, and such payments shall be overdue for purposes hereof if not made on the originally scheduled date of payment therefor, without giving effect to any applicable grace period.

This Note is one of the 8.625% Senior Secured Notes due July 31, 2031, limited to $200,000,000 aggregate principal amount, issued pursuant to that certain Note Purchase Agreement dated August 6, 2026 (such agreement, as amended, restated, modified and supplemented from time to time, the “Note Purchase Agreement”) among the Issuer, the Purchasers from time to time named therein, and UMB Bank, N.A., in its capacity as collateral agent for the Purchasers (in such capacity, the “Collateral Agent”), and the holder hereof is entitled to the benefits of the Note Purchase Agreement and the other Operative Documents referred to in the Note Purchase Agreement, including, without limitation, any Security Document, and may enforce the agreements contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.

This Note is subject to prepayment only as specified in the Note Purchase Agreement.

Capitalized terms used herein without definition have the meanings ascribed to them in the Note Purchase Agreement.

This Note is in registered form and is transferable only by surrender hereof at the principal executive office of the Issuer as provided in the Note Purchase Agreement. The Issuer may treat the person in whose name this Note is registered on the Note register maintained at such office pursuant to the Note Purchase Agreement as the owner hereof for all purposes, and the Issuer shall not be affected by any notice to the contrary.

In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The parties hereto, including the maker and all guarantors and endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

This Note shall be construed in accordance with and governed by the domestic substantive laws of the State of New York (without giving effect to the conflicts of law rules of the State of New York).

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IN WITNESS WHEREOF, the Issuer has executed this Note as an instrument under seal as of the date first above written.

ACRES COMMERCIAL REALTY CORP.

By:

Name: Mark Fogel
Title: President

PAYING AGENT'S CERTIFICATE OF AUTHENTICATION

This is a Global Note for the 8.625% Senior Secured Notes due July 31, 2031 (the “Notes”) issued by ACRES Commercial Realty Corp. (the “Company”) pursuant to the Note Purchase Agreement. This Certificate of Authentication must accompany any security issued pursuant to the Note Purchase Agreement in order to be a valid security.

UMB BANK, N.A.,

as Paying Agent/Registrar

By:

Name: James Henry
Title: Vice President

Dated: August 6, 2026

FORM OF ASSIGNMENT

[To be signed only upon transfer of Note]

For value received, the undersigned hereby sells, assigns and transfers unto the within Note, and appoints Attorney to transfer such Note on the books of the Companies with full power of substitution in the premises.

Date: , .

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(Signature must conform in all respects to name of holder as specified on the face of the Note)

Signed in the presence of

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